Exhibit 23.2

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 1 to Form S-4) of Focus Impact BH3 NewCo, Inc., of our report dated July 15, 2024, except for Notes 2, 3, and 13, as to which the date is October 29, 2024, relating to the consolidated financial statements of New Rise Renewables, LLC. & Subsidiary (the “Company”) as of December 31, 2023, and 2022, and for each of the two years in the period ended December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continues as a going concern, and which forms part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

October 31, 2024

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS